FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


                       FOR REGISTRATION OF CERTAIN CLASSES
                            OF SECURITIES PURSUANT TO
                           SECTION 12(b) or (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                              GEORGIA POWER COMPANY
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             (Exact name of registrant as specified in its charter)


              GEORGIA                                    58-0257110
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(State of incorporation or organization)      (IRS Employer Identification No.)

241 Ralph McGill Boulevard NE, Atlanta, Georgia                  30308
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  (Address of principal executive offices)                     (Zip Code)

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

                                                        Name of each exchange
   Title of each class                                 on which each class is
   to be so registered                                  to be so registered
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Series X 5.70% Senior Notes                           New York Stock Exchange
due January 15, 2045

Securities to be registered pursuant to Section 12(g) of the Act:

                                     -None-


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.      Description of Registrant's Securities to be Registered.

             This Registration Statement relates to the $250,000,000 principal amount (10,000,000 securities) of Series X 5.70% Senior Notes due January 15, 2045 (the "Series X Senior Notes") of Georgia Power Company (the "Company"). A description of the Series X Senior Notes is contained in the Registration Statement on Form S-3, as amended, of the Company, Georgia Power Capital Trust VIII, Georgia Power Capital Trust IX, Georgia Power Capital Trust X and Georgia Power Capital Trust XI, Registration Nos. 333-121202, 333-121202-01, 333-121202-02, 333-121202-03 and 333-121202-04, filed pursuant to the Securities
Act of 1933, as amended (the "Securities Act"). Such description is incorporated herein by this reference. A description of the Series X Senior Notes is included in a prospectus supplement filed by the Company pursuant to Rule 424(b) under the Securities Act. Such prospectus supplement is deemed to be incorporated by reference herein.

Item 2.       Exhibits.

Exhibit Number

         1     -- Registration Statement on Form S-3 filed by the Company,
                  Georgia Power Capital Trust VIII, Georgia Power Capital Trust IX, Georgia Power Capital Trust X and Georgia Power Capital Trust XI, as amended (Registration Nos. 333-121202, 333-121202-01, 333-121202-02, 333-121202-03 and 333-121202-04)
                  (incorporated herein by reference).

         4(a)  -- Senior Note Indenture between the Company and JPMorgan
                  Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), as Trustee (designated in Form 8-K dated January 21, 1998, File No. 1-6468, as Exhibit 4.1 and incorporated herein by reference).

           Exhibits heretofore filed with the Securities and Exchange Commission and designated as set forth above are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.


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                                      - 2 -

                                    SIGNATURE

           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:     January 14, 2005                          GEORGIA POWER COMPANY



                                                     By /s/Wayne Boston
                                                          Wayne Boston
                                                      Assistant Secretary